AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998

                                                    REGISTRATION NO. 333-43729
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                              AMENDMENT NO. 1 TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    under
                          THE SECURITIES ACT OF 1933
                               -----------------

                                                   FGIC SECURITIES PURCHASE, INC.
                                       (Exact name of Registrant as specified in its charter)

         DELAWARE                                                                               13-3633082
(STATE OR OTHER JURISDICTION OF                                                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                                                             IDENTIFICATION NUMBER)

                                                            115 BROADWAY
                                                      NEW YORK, NEW YORK 10006
                                                           (212) 312-3000
                                         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                                  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                                            Ann C. Stern
                                                   FGIC SECURITIES PURCHASE, INC.
                                                            115 Broadway
                                                      New York, New York 10006
                                                           (212) 312-3000

                                 (Name, address, including zip code, and telephone number, including area code, if agent for service)

                                                              Copy to:

                                                       MICHAEL F. TAYLOR, ESQ.
                                                          BROWN & WOOD LLP
                                                       ONE WORLD TRADE CENTER
                                                    NEW YORK, NEW YORK 10048-0557

                                                          -----------------

          APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED  SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement as determined by market conditions.

                                                          -----------------

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

          This Registration Statement also covers Liquidity Facility Obligations issued in connection with any remarketing of Securities purchased by the Registrant or its affiliates.

                         CALCULATION OF REGISTRATION FEE

================================================================================


                                                         PROPOSED             PROPOSED
   TITLE OF EACH CLASS OF                                 MAXIMUM              MAXIMUM         AMOUNT OF
      SECURITIES TO BE           AMOUNT TO BE            AGGREGATE            AGGREGATE        REGISTRATION
         REGISTERED               REGISTERED             PER UNIT*         OFFERING PRICE*         FEE**

Liquidity Facility Obligations  $1,000,000,000             100%             $1,000,000,000         $295,000

============================  ===================  ==================== ==================== ====================


*        Estimated solely for the purpose of determining the registration fee.



**       PREVIOUSLY PAID.



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                 $1,000,000,000
                         PRINCIPAL AMOUNT PLUS INTEREST
                         LIQUIDITY FACILITY OBLIGATIONS
                                       OF
                         FGIC SECURITIES PURCHASE, INC.

     FGIC Securities Purchase, Inc. ("FGIC-SPI" or the "Company") intends to offer from time to time, in connection with the issuance by municipal authorities of adjustable or floating rate debt securities (the "Securities"), its obligations (the "Obligations") under one or more liquidity facilities (the
"Liquidity Facilities"). The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus or offering statement. The Obligations will not be severable from the Securities and may not be separately traded. This Prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Securities purchased by FGIC
Securities Purchase, Inc. or its affiliates.



     THE Obligations will be issued from time to time to provide liquidity for certain adjustable or floating rate Securities issued by municipal issuers. The specific terms of the Obligations and the Securities to which they relate will be set forth in a PROSPECTUS SUPPLEMENT TO THE PROSPECTUS (A "PROSPECTUS
SUPPLEMENT"). Each issue of Obligations may vary, where applicable, depending upon the terms of the Securities to which the issuance of Obligations relates.



          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURI-
               TIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS AND PROSPECTUS SUPPLE-
                         MENT. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------



                    The date of this Prospectus is May 6, 1998.




     The  information  contained in this  Prospectus has been obtained from FGIC
Securities Purchase, Inc. This Prospectus is submitted in connection with the future sale of securities as referred to herein, and may not be reproduced or used, in whole or in part, for any other purposes.

     No dealer, salesman or any other person has been authorized by FGIC-SPI to give any information or to make any representation, other than as contained in this Prospectus or a Prospectus Supplement, in connection with the offering described herein, and if given or made, such other information or representation must not be relied upon as having been authorized by any of the foregoing. This
Prospectus does not constitute an offer of any securities other than those described herein or a solicitation of an offer to buy in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale.

                              AVAILABLE INFORMATION



     The Company is subject to the informational  requirements of the Securities
Exchange Act of 1934 (the "1934 Act") and in accordance  therewith files reports
and  other  information  with  the  Securities  and  Exchange   Commission  (the
"Commission"). Such reports and other information can be inspected and copied at
Room 1024 at the Office of the  Commission,  450 Fifth Street N.W.,  Washington,
D.C. 20549, as well as at the Regional Offices of the Commission at Northwestern
Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661- 2511,
and Seven World Trade Center,  13th Floor,  New York,  New York 10048 and copies can be obtained by mail from the Public  Reference  Section of the Commission at
450  Fifth  Street,  N.W.,  Washington,  D.C.  20549 at  prescribed  rates.  The
Commission also maintains an Internet web site that contains reports,  proxy and information  statements  and  other  information  regarding  issuers  that  file
electronically  with  the  Commission.   The  address  of  that  site  is  http:
//www.sec.gov. FGIC-SPI does not intend to deliver to holders of its obligations
offered   hereby  an  annual  report  or  other  report   containing   financial
information.

     This Prospectus and the applicable Prospectus Supplement constitute a prospectus with respect to the Obligations of FGIC-SPI under the Liquidity
Facilities to be issued from time to time by FGIC-SPI in support of the Securities. It is not anticipated that registration statements with respect to the Securities issued by municipal authorities will be filed under the Securities Act of 1933, as amended.


                       DOCUMENTS INCORPORATED BY REFERENCE



     There is hereby  incorporated in this Prospectus by reference the Company's
Annual Report on Form 10-K for the year ended December 31, 1997 (FILE NO.
0-19564).



     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Obligations and the Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby  undertakes to provide  without charge to each person to whom a copy of this  Prospectus  has  been  delivered,  on the  written  or oral request of such person, a copy of any or all of the documents  referred to above which have been or may be incorporated  in this  Prospectus by reference,  other
than  exhibits  to  such  documents,   unless  such  exhibits  are  specifically
incorporated by reference into such  documents.  Requests for such copies should be  directed to  Corporate  Communications  Department,  FGIC  Corporation,  115
Broadway, New York, New York 10006, Telephone No. (212) 312-3000.


                                     SUMMARY



     The proposed structure will be utilized to provide liquidity through a "put" mechanism for floating or adjustable rate securities issued by municipal authorities. Such securities typically include a tender feature that permits broker-dealers to establish interest rates on a periodic basis which would enable the securities to be remarketed at par and that provides a secondary market liquidity mechanism for holders desiring to sell their securities. Such securities will be remarketed pursuant to an agreement under which the broker-dealers will be obligated to use "best efforts" to remarket the securities. In the event that they cannot be remarketed, FGIC-SPI will be obligated, pursuant to a standby purchase agreement with the issuer, remarketing agent, tender agent or trustee of the securities, to purchase unremarketed securities, from the holders desiring to tender their securities (the "put option") . This facility will assure bondholders of liquidity for their securities even when market conditions preclude successful remarketing.

     The proposed structure may also be used in connection with concurrent offerings of variable rate demand securities ("VRDNs") and convertible inverse floating rate securities ("INFLOs") ISSUED BY MUNICIPALITIES. VRDNs and INFLOs are municipal derivative securities pursuant to which (i) the interest rate on the VRDNs is a variable interest rate which is re-set by the remarketing agent from time to time (not to exceed a stated maximum rate) (the "VRDN Rate") and
(ii) the interest rate on the INFLOs is concurrently re-set at a rate equal to twice a specified Linked Rate minus the fee charged by FGIC-SPI for the Liquidity Facility. The owners of VRDNs have the optional right to tender their VRDNs to the issuer for purchase and, in the event the remarketing agent does not successfully remarket the tendered VRDNs, FGIC-SPI is obligated to pay the purchase price therefor TO SUCH OWNERS pursuant to the terms of its liquidity facility.

     If an owner of INFLOs desires a fixed rate of interest not subject to fluctuation based on the inverse floating rate equation described above, such owner may elect to purchase from VRDN holders an amount of VRDNs equal to the principal amount of INFLOs for which such INFLO owner desires a fixed rate of interest. The net effect of such purchase is to "link" an equal principal amount of VRDNs and INFLOs and thereby set a fixed interest rate on the combined securities. If the owner of such combined securities so elects, the owner may "de-link" his or her VRDNs and INFLOs. The remarketing agent will then remarket the VRDNs at a re-set interest rate and the INFLOs retained by the de-linking owner will again continue to vary and to be re-set whenever the interest rate of the VRDNs are re-set. An INFLOs owner may also elect to permanently link his or her INFLOs with an equal principal amount of VRDNs and thereby permanently fix the interest rate on the combined securities to their stated maturity; once permanent linkage is effected, no subsequent de-linkage is permitted.

     Until such time as VRDNs are permanently linked to INFLOs, the VRDNs will remain subject to remarketing in the manner noted above and FGIC-SPI will remain obligated to purchase unremarketed VRDNs in connection with the optional right of holders to tender their VRDNs for purchase.



     The fees for providing the liquidity mechanism will be paid by the issuer or other entity specified in the applicable Prospectus Supplement, typically over the life of the liquidity agreement or, in the case of VRDNs, until such time as a VRDN is permanently linked with an INFLO. Except as otherwise provided in a Prospectus Supplement, in order to obtain funds to purchase unremarketed securities, FGIC-SPI will enter into ONE OR MORE standby loan agreements with GENERAL ELECTRIC CAPITAL CORPORATION (the "Standby LENDER") under which the
Standby LENDER will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase securities for which the put option has been exercised. Except as otherwise provided in a Prospectus Supplement, the standby purchase agreement between FGIC-SPI and the trustee, issuer or other specified entity will provide that without the consent of the issuer and the trustee for the security holders, FGIC-SPI will not agree or consent to any amendment, supplement or modification of the related standby loan agreement, nor waive any provision thereof, if such amendment, supplement, modification or waiver would materially adversely affect the issuer or other specified entity, or the security holders. Except as otherwise provided in a Prospectus Supplement, the obligations of FGIC-SPI under the standby purchase agreement may only be terminated upon the occurrence of certain events INCLUDING NON-PAYMENT OF FEES DUE TO THE COMPANY FROM THE ISSUER,
THE TAKING OF ANY STATE ACTION WHICH WOULD IMPAIR THE ABILITY of the issuer or other specified entity TO COMPLY WITH THE COVENANTS AND OBLIGATIONS UNDER THE
INDENTURE PURSUANT TO WHICH THE SECURITIES ARE ISSUED (THE "INDENTURE") OR UNDER
A RELATED MUNICIPAL FINANCING AGREEMENT OR ANY RIGHT OR REMEDY OF THE COMPANY OR
THE HOLDER OF SECURITIES TO ENFORCE SUCH COVENANTS AND OBLIGATIONS,  THE FAILURE
OF THE ISSUER TO COMPLY WITH CERTAIN COVENANTS SET FORTH IN THE STANDBY PURCHASE
AGREEMENT,  CROSS-DEFAULT,  DEFAULT OR  INSOLVENCY  ON THE PART OF THE ISSUER OR
OTHER SPECIFIED ENTITY, ACTUAL OR ASSERTED INVALIDITY OR UNENFORCEABILITY OF THE
STANDBY PURCHASE AGREEMENT OR ANY RELATED DOCUMENT  (INCLUDING THE INDENTURE AND
THE  SECURITIES),  DECLARATION  OF A MORATORIUM  AFFECTING  THE  SECURITIES,  OR
PAYMENT  DEFAULTS  ON THE  SECURITIES  OR UNDER A  RELATED  FINANCING  MUNICIPAL
AGREEMENT. In the event of a termination of the obligations of FGIC-SPI under the standby purchase agreement, the securities will be subject to a mandatory tender. Prior to such time, security holders will have the option to tender their securities, all as set forth in the applicable Prospectus Supplement.

     The  above  structure  is  intended  to  receive  A RATING  OF "AAA" OR THE
EQUIVALENT from the rating agencies and to provide public issuers with the lowest cost of financing. There can be no assurances, however, that such ratings will be maintained.

                                   THE COMPANY

     FGIC-SPI was incorporated in 1990 in the State of Delaware. All outstanding capital stock of FGIC-SPI is owned by FGIC Holdings, Inc., a Delaware corporation.



     THE business of FGIC-SPI consists and will consist of providing liquidity for certain adjustable and floating rate Securities issued by municipal authorities or other issuers through Liquidity Facilities. The securities are typically remarketed by registered broker-dealers at par on a periodic basis to establish the applicable interest rate for the next interest period and to provide a secondary market liquidity mechanism for security holders desiring to sell their securities. Pursuant to standby purchase agreements with issuers of the securities, FGIC-SPI will be obligated to purchase unremarketed securities from the holders thereof who voluntarily or mandatorily tender their Securities for purchase. In order to obtain funds to purchase the Securities, FGIC-SPI will enter into one or more standby loan agreements with THE Standby LENDER under which the Standby LENDER will be irrevocably obligated to lend funds as needed to FGIC-SPI to purchase Securities as required.

     FGIC-SPI's  principal  executive  offices are located at 115 Broadway,  New
York, New York 10006, Telephone No. (212) 312-3000.

                            THE LIQUIDITY FACILITIES

     The Obligations will rank equally with all other general unsecured and unsubordinated obligations of FGIC-SPI. The Obligations are not issued pursuant to an indenture.

     Registered owners of the Securities will be entitled to the benefits and subject to the terms of the applicable Liquidity Facility as specified in the Prospectus Supplement. Pursuant to the Liquidity Facilities, FGIC-SPI will agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the Securities to which such Liquidity Facility relates. The obligation of FGIC-SPI under each Liquidity
Facility will be sufficient to pay a purchase price equal to the principal of the Security to which such facility relates, premium, if any, and up to a specified amount of interest at a specified rate set forth in the applicable
Prospectus Supplement.

                           THE STANDBY LOAN AGREEMENT



     In order to obtain  funds to fulfill its  obligations  under the  Liquidity
Facilities, FGIC-SPI will enter into one or more Standby Loan Agreements with THE Standby LENDER under which the Standby LENDER will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase the Securities to which the applicable Liquidity Facility relates. Each Standby Loan Agreement will have the terms set forth in the applicable Prospectus Supplement. It is anticipated that each loan under a Standby Loan Agreement will be in an amount not exceeding the purchase price for the Securities tendered by the holders which will represent the outstanding principal amount of such securities, premium, if any, and accrued interest thereon for a specified period. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered
Securities. It is not anticipated that THE Standby Lender will guarantee the Securities to which its Standby Loan Agreement relates or FGIC-SPI's obligation under any Standby Purchase Agreement.

                              PLAN OF DISTRIBUTION

     The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus, official statement or offering circular.

                                  LEGAL MATTERS

     The legality of the  Obligations has been passed upon for FGIC-SPI by Brown
& Wood LLP, One World Trade Center, New York, New York 10048.

                                     EXPERTS



     The financial statements of FGIC Securities  Purchase,  Inc. as of December
31,  1997 AND 1996 , and for each of the years in the  three-year  period  ended
December 31, 1997,  appearing in FGIC  Securities  Purchase,  Inc.'s 1997 Annual
Report (Form 10-K) have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     No dealer, salesman or any other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by FGIC-SPI. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

Available Information....................................................2
Documents Incorporated

  By Reference...........................................................3
Summary..................................................................4
The Company..............................................................5
The Liquidity Facilities.................................................6
The Standby Loan Agreement...............................................6
Plan of Distribution.................................................... 7
Legal Matters............................................................7
Experts..................................................................7



                                 $1,000,000,000
                                principal amount
                           plus interest and premium,
                                     if any
                         LIQUIDITY FACILITY OBLIGATIONS
                                    issued by
                                 FGIC Securities
                                 Purchase, Inc.

                                   PROSPECTUS


                                   MAY 6, 1998




                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses expected to be incurred in connection with the offering described in the Registration Statement. All amounts are estimated except the registration fee.

         Registration Fee................................   $295,000
         Printing and Engraving..........................      5,000
         Legal Fees and Expenses.........................     30,000
         Rating Agency Fees..............................     50,000
         Miscellaneous Fees..............................      5,000
                                                               -----


                  Total..................................   $385,000
                                                             =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section  145 of the  General  Corporation  Law of  the  State  of  Delaware
provides that in certain circumstances a corporation may indemnify directors and officers against the reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement,  actually and reasonably  incurred by them in connection  with any action,  suit or proceeding by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner  he or she  reasonably  believed  to be in or not  opposed  to the best interests of the  corporation,  except that if such action,  suit or  proceeding shall be in the right of the corporation, indemnification shall be provided only
against   reasonable   expenses   (including   attorneys'   fees)  and  no  such
indemnification  shall be provided as to any claim,  issue or matter as to which such  person  shall  have been  judged to have been  liable to the  corporation, unless and to the extent  that the Court of Chancery of the State of Delaware or any other court in which the suit was brought shall  determine upon  application that, in view of all of the circumstances of the case, such person is fairly and reasonably  entitled to indemnity.  A corporation shall be required to indemnify against reasonable expenses (including  attorneys' fees) any director or officer who successfully  defends any such actions. The foregoing statements are subject to the detailed  provisions of Section 145 of the General Corporation Law of the
State of Delaware.

     The By-Laws of FGIC-SPI provide that each person who at any time is or shall have been a director, officer, employee or agent of FGIC-SPI, or is or shall have been serving at the request of FGIC-SPI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his or her heirs, executors and administrators, shall be indemnified by FGIC-SPI in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware.

     The  directors  of  FGIC-SPI  are  insured  under  officers  and  directors liability  insurance  policies  purchased by FGIC  Corporation.  The  directors,
officers  and  employees  of  FGIC-SPI  are  also  insured   against   fiduciary
liabilities under the Employee Retirement Income Security Act of 1974.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    Item 601 of
  Regulation S-K
Exhibit Reference
      Number
------------------



    4.1 --     Proposed Form of Standby Bond Purchase Agreement (Issuer). *
                                                                         ==

    4.2 --     Proposed  Form of Standby  Bond  Purchase Agreement (Third Party
               Fiduciary).* =


    5   --     Opinion of Brown & Wood LLP re legality of securities.



   10   --     Proposed Form of Standby Loan Agreement between FGIC-SPI  and a
               Standby Lender.* =


   24   --     Consents of experts and counsel:

                      (a) Consent of KPMG Peat  Marwick LLP
                      (b) Consent of Brown & Wood LLP
                          (included in Exhibit 5).



   25   --     Power of Attorney.*

----------

*   PREVIOUSLY FILED.



ITEM 17.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

     1. ____ (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");



              b. To reflect in the  prospectus any facts or events arising after the  effective  date of the  registration  statement  (or the most recent
       post-effective   amendment   thereof)  which,   individually  or  in  the
       aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing,  any increase or decrease in volume of securities offered (if the total dollar value of securities  offered would not exceed that which was  registered)  and any deviation  from the low or high  and of the  estimated  maximum  offering range  may  be  reflected  in the  form  of  prospectus  filed  with  the
       Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price  represent no more than 20 percent change in the maximum aggregate  offering price set forth in the  "Calculation  of Registration
       Fee" table in the effective registration statement;

              c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   2. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. Insofar as  indemnification  for liabilities  arising under the Securities
Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation, Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   4. That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   5. That,  for the purpose of determining  any liability  under the Securities
Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES



     Pursuant to the  requirements of the Securities Act of 1933, the Registrant
CERTIFIES  THAT IT HAS  REASONABLE  GROUNDS TO BELIEVE  THAT IT MEETS ALL OF THE
REQUIREMENTS  FOR FILING ON FORM S-3 (INCLUDING THE SECURITY RATING  REQUIREMENT
WHICH THE REGISTRANT REASONABLY BELIEVES WILL BE MET BY THE TIME OF SALE) AND has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized, in The City of New York, State of New York, on May 6, 1998.

                                             FGIC SECURITIES PURCHASE, INC.



                              By: /S/ ANN C. STERN

                                  Ann C. Stern
                                    President




      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



           Signature                                          Title                              Date
           ---------                                          -----                              ----




By: /S/ ANN C. STERN                                 President (principal                      May 6, 1998
   --------------------------------                  executive officer),
    Ann C. Stern                                     Director





By:         *                                        Treasurer (principal                      May 6, 1998
   -----------------------------------               financial and
    Christopher Jacobs                               accounting officer),
                                                     Director





By:         *                                        Director                                   May 6, 1998
   -----------------------------------
    A. Edward Turi, III

*  BY:  /S/ ANN C. STERN
       ANN C. STERN
       ATTORNEY-IN-FACT




                                  EXHIBIT INDEX

     The following exhibit is filed herewith:



     4.1    -- Proposed Form of Standby Bond Purchase Agreement  (Issuer).  *
     4.2 -- Proposed Form of Standby Bond Purchase Agreement (Third Party Fiduciary).* =



     5      -- Opinion of Brown & Wood LLP re legality of securities.


     10     -- Proposed Form of Standby Loan Agreement between FGIC-SPI and a
               Standby Lender.* =


     24     -- Consents of experts and counsel:

                      (a) Consent of KPMG Peat  Marwick LLP
                      (b) Consent of Brown & Wood LLP
                          (included in Exhibit 5).



   25   --    Power of Attorney.*

--------------------------
* PREVIOUSLY FILED